As filed with the Securities and Exchange Commission on April 22, 2004
                                                         Registration No. 333-
--------------------------------------------------------------------------------
                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                            -----------------------

                                    FORM S-3
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                            -----------------------

                                RAMP CORPORATION
              -----------------------------------------------------
             (Exact name of registrant as specified in its charter)

            Delaware                                       84-1123311
--------------------------------                      --------------------
(State or other jurisdiction of                       (I.R.S. Employer
Incorporation or organization)                        Identification No.)

                                 33 Maiden Lane
                            New York, New York 10038
                                 (212) 440-1500
          -------------------------------------------------------------
          (Address, including zip code, and telephone number, Including area code, of registrant's principal executive offices)

                                 Mitchell Cohen
                                 33 Maiden Lane
                            New York, New York 10038
                                 (212) 440-1500
          -------------------------------------------------------------
            (Name, address, including zip code, and telephone number,
                   Including area code, of agent for service)

                                    Copy to:

                           Martin Eric Weisberg, Esq.
                      Jenkens & Gilchrist Parker Chapin LLP
                              The Chrysler Building
                              405 Lexington Avenue
                            New York, New York 10174
                                 (212) 704-6000

                            -----------------------

         Approximate date of commencement of proposed sale to public: As soon as practicable after the effective date of this Registration Statement.

         If the only securities on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. [ ]

         If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. [X]

         If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ] __________

         If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ] __________

         If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [ ]

                                              CALCULATION OF REGISTRATION FEE
-------------------------------------------------------------------------------------------------------------------------
                                                                 Proposed Maximum    Proposed Maximum      Amount of
              Title of Each Class               Amount to be      Offering Price         Aggregate       Registration
        of Securities to be Registered         Registered(1)        Per Share         Offering Price        Fee(7)
-------------------------------------------------------------------------------------------------------------------------
Common Stock, $.001 par value per share...    24,746,782(2)(3)       $0.52(4)        $12,868,326.64       $1,630.42
-------------------------------------------------------------------------------------------------------------------------
Common Stock, $.001 par value per share...     3,179,216(2)(5)       $0.80(6)        $ 2,543,372.80       $  322.25
-------------------------------------------------------------------------------------------------------------------------
Common Stock, $.001 par value per share...       407,500(2)(5)       $0.60(6)        $   244,500.00       $   30.98
-------------------------------------------------------------------------------------------------------------------------
Common Stock, $.001 par value per share...        31,248(2)(5)       $0.82(6)        $    25,623.36       $    3.25
-------------------------------------------------------------------------------------------------------------------------
Total Registration Fee.................................................................................    $1,986.90
-------------------------------------------------------------------------------------------------------------------------

(1) Represents the shares of common stock being registered for resale by the selling stockholders and the number of shares of common stock issuable upon the exercise of warrants to purchase shares of our common stock by the selling stockholders.

(2) Pursuant to Rule 416 of the Securities Act of 1933, as amended (the "Securities Act"), the shares of common stock offered hereby also include such presently indeterminate number of shares of common stock as shall be issued by us to the selling stockholders upon adjustment under anti-dilution provisions covering the additional issuance of shares by Ramp resulting from stock splits, stock dividends or similar transactions.

(3) Includes 200% of the number of shares of our common stock issuable to the investor and placement agent, or 22,553,042 shares of common stock.

(4) Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(c) and (g) of the Securities Act; based on the average ($0.52) of the closing bid ($0.52) and asked ($0.52) price on the American Stock Exchange on April 20, 2004.

(5) Represents the number of shares of common stock issuable upon the exercise of warrants to purchase shares of our common stock.

(6) Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(g) of the Securities Act, based on the higher of
         (a) the exercise price of the warrants or (b) the offering price of securities of the same class included in this registration statement.

(7) Calculated pursuant to Section 6(b) of the Securities Act based upon Proposed Maximum Aggregate Offering Price multiplied by .0001267.

The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until this Registration Statement shall become effective on such date as the Commission, acting pursuant to Section 8(a), may determine.

         The information in this prospectus is not complete and may be changed. No dealer, salesman or other person has been authorized to give any information or to make any representation not contained in or incorporated by reference in this prospectus and, if given or made, such information or representation must not be relied upon as having been authorized by us, the selling stockholders or any other person. This prospectus does not constitute an offer to sell or a solicitation of an offer to buy any of the securities offered hereby in any jurisdiction to any person to whom it is unlawful to make such an offer in such jurisdiction. Neither the delivery of this prospectus nor any sale made hereunder shall, under any circumstances, create any implication that the information herein is correct as of any time subsequent to the date hereof or that there has been no change in our affairs since such date.

                  Subject to completion, dated April 22, 2004.

PROSPECTUS

                                RAMP CORPORATION
                        28,364,746 Shares of Common Stock

         This prospectus relates to the sale by the selling stockholders identified in this prospectus of up to an aggregate of 28,364,746 shares of our common stock, including:

         o     24,746,782 shares of our common stock;

         o 3,179,216 shares issuable upon the exercise of warrants with an exercise price of $0.80 cents per share;

         o 407,500 shares issuable upon the exercise of warrants with an exercise price of $0.60 cents per share; and

         o 31,248 shares issuable upon the exercise of warrants with an exercise price of $0.82 cents per share.

         The exercise price of the warrants are subject to adjustment under certain circumstances. Please see the sections of this prospectus titled "Description of the Transactions", "Plan of Distribution" and "Description of Our Securities" for more information about the terms and conditions of our common stock and warrants.

         We will not receive any of the proceeds from the sale of these shares by the selling stockholders. However, we will receive the proceeds from any exercise of warrants to purchase shares to be sold hereunder. See "Use of Proceeds".

         We have agreed to pay the expenses in connection with the registration of these shares.

         Our common stock is traded on the American Stock Exchange under the symbol "RCO". On April 20, 2004, the closing price of our common stock was reported as $0.52 cents per share.

         Investing in our securities involves a high degree of risk. See "Risk Factors" beginning on page 4 of this prospectus for certain risks that should be considered by prospective purchasers of the securities offered hereby.

         Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

                 The date of this prospectus is April ___, 2004.

                                TABLE OF CONTENTS

                                                                            Page
                                                                            ----

PROSPECTUS SUMMARY.............................................................3

RISK FACTORS...................................................................4

FORWARD-LOOKING STATEMENTS....................................................12

USE OF PROCEEDS...............................................................12

DESCRIPTION OF THE TRANSACTIONS...............................................12

SELLING STOCKHOLDERS..........................................................13

DESCRIPTION OF SECURITIES.....................................................16

PLAN OF DISTRIBUTION..........................................................17

INDEMNIFICATION OF OFFICERS AND DIRECTORS.....................................18

WHERE YOU CAN FIND MORE INFORMATION ABOUT US..................................19

INCORPORATION OF CERTAIN INFORMATION BY REFERENCE.............................19

LEGAL MATTERS.................................................................20

EXPERTS.......................................................................20

                               PROSPECTUS SUMMARY

         The following summary highlights aspects of the offering and the information incorporated by reference in this prospectus. This prospectus does not contain all of the information that you should consider before making an investment decision. You should read this entire prospectus carefully, including the "Risk Factors" section and the financial statements, related notes and the other more detailed information appearing elsewhere or incorporated by reference in this prospectus. Unless otherwise indicated, "we", "us", "our" and similar terms, as well as references to the "Company" and "Ramp", refer to Ramp Corporation and its subsidiaries HealthRamp, LifeRamp and its newly acquired division, Frontline, and not to the selling security holders. All industry statistics incorporated by reference in this prospectus were obtained from data prepared or provided by recognized industry sources.

                                Ramp Corporation

         Ramp Corporation (formerly known as Medix Resources, Inc.), through its wholly-owned HealthRamp subsidiary, provides Internet based communication, data integration, and transaction processing designed to provide access to safer and better healthcare. Ramp's products enable communication of high value-added healthcare information among physician offices, hospitals, health management organizations, and health insurance companies. In 2002, we organized a wholly-owned subsidiary, PS Purchase Corp., in Delaware, and in 2003 changed its name to HealthRamp, Inc. ("HealthRamp") to continue this healthcare technology business. In 2003, we acquired the businesses and assets of Frontline Physicians Exchange and Frontline Communications ("Frontline") used in or necessary for the conduct of its 24-hour telephone answering and messaging services to physicians and other medically-related businesses and virtual office services to non-medical businesses and professionals, and the business and assets of ePhysician, Inc., whose technology has been integrated with those of our previously developed Cymedix suite of technologies, resulting in the CarePoint(TM) Suite (the "CarePoint Suite") that we are currently marketing to physicians and other healthcare professionals. In 2003 we also formed a wholly-owned subsidiary, LifeRamp Family Financial, Inc. ("LifeRamp"), in Utah that has not yet commenced business operations. We are currently exploring the feasibility of using LifeRamp to commence a new business, making non-recourse loans to terminally ill cancer patients secured by their life insurance policies.

         We have limited revenues from current operations and are funding the development and deployment of our products through the sales of our securities. See "Risk Factors".

         Because of our significant recurring losses, and the lack of certain sources of capital to fund our operations, our independent accountants included a "going concern" uncertainty in their audit reports on our audited financial statements for the years ended December 31, 2003, 2002 and 2001. The "going concern" uncertainty signifies that substantial doubt exists about our ability to continue our business. For a complete description of risks regarding our business and operations, we refer you to the section of this prospectus entitled "Risk Factors".

         Our principal executive office is located at 33 Maiden Lane, New York, New York 10038, and our telephone number is (212) 440-1500.

                                  The Offering
--------------------------------------------------------------------------------
Common stock offered by selling stockholders      28,364,746
--------------------------------------------------------------------------------
Use of Proceeds                                   We will not receive any
                                                  proceeds from the sale of
                                                  shares in this offering. We
                                                  may receive up to
                                                  $2,813,496.10 upon exercise of
                                                  the warrants.
--------------------------------------------------------------------------------
American Stock Exchange Symbol                    RCO
--------------------------------------------------------------------------------

                                  RISK FACTORS

         An investment in our common stock involves a high degree of risk. You should carefully consider the following risk factors and other information in this prospectus before investing in our common stock. The trading price of our common stock could decline due to any of these risks, and you may lose all or part of your investment.

         We have incurred and reported significant recurring net losses which endanger our viability as a going-concern and caused our accountants to issue a "going concern" qualification in their annual audit report. We have reported net losses applicable to our common stockholders of ($31,321,000), ($9,014,000) and ($10,636,000) for the years ended December 31, 2003, 2002, and 2001, respectively. At December 31, 2003, we had an accumulated deficit of ($72,368,000). These losses and negative operating cash flows have caused our independent accountants to include a "going concern" uncertainty in their reports in connection with their audits of our financial statements for the years ended December 31, 2003, 2002 and 2001.

         Our independent auditors have advised our management and our Audit Committee that there were reportable conditions during 2003, which constituted material weaknesses in our internal controls. In the auditors' judgment, these reportable conditions could adversely affect our ability to record, process, summarize and report financial data consistent with the assertions of management in the consolidated financial statements. As a result of these reportable conditions, our management, including our current chief executive officer and current chief financial officer, has determined that our disclosure controls and procedures were inadequate as of December 31, 2003. Our management has implemented and continues to implement potential enhancements to our internal controls and procedures that address the issues raised. We intend on implementing the remaining changes necessary to address these reportable conditions expeditiously, however there can be no assurances that we will be successful.

         We rely on investments and financings to provide working capital. While we believe that we can continue to sell our securities to raise the cash needed to continue operating until cash flow from operations can support our business, there can be no assurance that this will occur. There can be no assurance that additional investments in our securities or other debt or equity financings will be available to us on favorable terms, or at all, to adequately support the development and deployment of our technology. Moreover, failure to obtain such capital on a timely basis could result in lost business opportunities.

         The success of the development, distribution and deployment of our technology is dependent to a significant degree on our key management and technical personnel. We believe that our success will also depend upon our ability to attract, motivate and retain highly skilled, managerial, sales and marketing, and technical personnel, including software programmers and systems architects skilled in the computer languages in which our technology operates. Competition for such personnel in the software and information services industries is intense. The loss of key personnel, or the inability to hire or retain qualified personnel, could have a material adverse effect on our results of operations, financial condition and/or business.

         We expect to continue to experience losses until such time as our technology can be successfully deployed and produce revenues. The continuing development, marketing and deployment of our technology will depend upon our ability to obtain additional financing. Our technology has generated limited recurring revenues to date. We are funding our operations now through the sale of our securities. We are currently exploring the feasibility of using LifeRamp to commence a new business, making non-recourse loans to terminally ill cancer patients secured by their life insurance policies. There can be no assurance that we will secure financing on favorable terms necessary to fund that proposed business model, that the necessary regulatory approvals will be obtained or that the business, if commenced, will be cash flow positive or profitable. During 2003, we invested approximately $1.1 million in LifeRamp, and we will continue to divert working capital from HealthRamp until the LifeRamp business becomes self-supporting or is discontinued.

         We may not be able to retain our listing on the American Stock Exchange. The American Stock Exchange has not notified us of any listing concerns. However, should our common stock trade at a low price for a substantial period of time or should the American Stock Exchange consider our circumstances for continued listing in a negative light, we may not be able to retain our listing. The American Stock Exchange has certain listing requirements in order for us to continue to have our common stock traded on this exchange. Although the American Stock Exchange does not identify a specific minimum price per share that our stock must trade above or any other rigid standards compelling delisting, we may risk delisting if our common stock trades at a low price per share for a substantial period of time or if it fails to meet the financial condition, result of operations, market capitalization or other financial or non-financial standards considered by the American Stock Exchange. Trading in our common stock after a delisting, if any, would likely be conducted in the over-the-counter markets in the so-called "pink sheets" or on the National Association of Securities Dealers' Electronic Bulletin Board. As a consequence of a delisting our shareholders would find it more difficult to dispose of, or to obtain accurate quotations as to the market value of, our common stock, and our common stock would become substantially less attractive as collateral for margin and purpose loans, for investment by financial institutions under their internal policies or state investment laws or as consideration in future capital raising transactions.

         Although we have had operations since 1988, because of our move away from temporary healthcare staffing to provide healthcare connectivity solutions at the point of care, we have a relatively short operating history in the healthcare connectivity solutions business and limited financial data to evaluate our business and prospects. In addition, our business model is likely to continue to evolve as we attempt to develop our product offerings and enter new markets. As a result, our potential for future profitability must be considered in light of the risks, uncertainties, expenses and difficulties frequently encountered by companies that are attempting to move into new markets and continuing to innovate with new and unproven technologies. We are still in the process of gaining experience in marketing physician connectivity products, providing support services, evaluating demand for products, financing a technology business and dealing with government regulation of health information technology products. While we are putting together a team of experienced executives, they have come from different backgrounds and may require some time to develop an efficient operating structure and corporate culture for our company. Furthermore, our executive management and Board of Directors have been subject to change as executives have left or been terminated and others have been hired to take their places and directors have left and others have been elected or appointed to take their places. Such changes can cause disruption and distraction.

         Although we have focused our business on healthcare connectivity, we may decide to explore new business models before our core business generates cash flow, if at all. Until feasibility is proven for any such new business models, such as those of our LifeRamp subsidiary desribed above, some of our scarce resources may be allocated to endeavors which may never be commercialized.

         The success of our products and services in generating revenue may be subject to the quality and completeness of the data that is generated and stored by the physician or other healthcare professionals and entered into our interconnectivity systems, including the failure to input appropriate or accurate information. Failure or unwillingness by the healthcare professional to accommodate the required information may result in our not being paid for our services.

         As a developer of connectivity technology products, we will be required to anticipate and adapt to evolving industry standards and regulations and new technological developments. The market for our technology is characterized by continued and rapid technological advances in both hardware and software development, requiring ongoing expenditures for research and development, and timely introduction of new products and enhancements to existing products. Our future success, if any, will depend in part upon our ability to enhance existing products, to respond effectively to technology changes and changes in applicable regulations, and to introduce new products and technologies that are functional and meet the evolving needs of our clients and users in the healthcare information systems market.

         We rely on a combination of internal development, strategic relationships, licensing and acquisitions to develop our products and services. The cost of developing new healthcare information services and technology solutions is inherently difficult to estimate. Our development of proposed products and services may take longer than originally expected, require more testing than originally anticipated and require the acquisition of additional personnel and other resources. In addition, there can be no assurance that the products or services we develop or license will be able to compete with the alternatives available to our customers.

         New or newly integrated products and services will not become profitable unless they achieve sufficient levels of market acceptance. There can be no assurance that healthcare providers will accept from us new products and services, or products and services that result from integrating existing and/or acquired products and services, including the products and services we are developing to integrate our services into the physician's office or other medical facility, such as our handheld solution. In addition, there can be no assurance that any pricing strategy that we implement for any such products and services will be economically viable or acceptable to the target markets. Failure to achieve broad penetration in target markets with respect to new or newly integrated products and services could have a material adverse effect on our business prospects. The market for our connectivity products and services in the healthcare information systems may be slow to develop due to the large number of practitioners who are resistant to change, as well as the financial investment and workflow interruptions associated with change, particularly in a period of rising pressure to reduce costs in the marketplace.

         Achieving market acceptance of new or newly integrated products and services is likely to require significant efforts and expenditures. Achieving market acceptance for new or newly integrated products and services is likely to require substantial marketing efforts and expenditure of significant funds to create awareness and demand by participants in the healthcare industry. In addition, deployment of new or newly integrated products and services may require the use of additional resources for training our existing sales force and customer service personnel and for hiring and training additional salespersons and customer service personnel. There can be no assurance that the revenue opportunities from new or newly integrated products and services will justify amounts spent for their development, marketing and roll-out.

         We could be subject to breach of warranty claims if our software products, information technology systems or transmission systems contain errors, experience failures or do not meet customer expectations. We could face breach of warranty or other claims or additional development costs if the software and systems we sell or license to customers or use to provide services contain undetected errors, experience failures, do not perform in accordance with their documentation, or do not meet the expectations that our customers have for them. Undetected errors in the software and systems we provide or those we use to provide services could cause serious problems for which our customers may seek compensation from us. We attempt to limit, by contract, our liability for damages arising from negligence, errors or mistakes. However, contractual limitations on liability may not be enforceable in certain circumstances or may otherwise not provide sufficient protection to us from liability for damages.

         If our systems or the Internet experience security breaches or are otherwise perceived to be insecure, our business could suffer. A security breach could damage our reputation or result in liability. We retain and transmit confidential information, including patient health information. Despite the implementation of security measures, our infrastructure or other systems that we interface with, including the Internet, may be vulnerable to physical break-ins, hackers, improper employee or contractor access, computer viruses, programming errors, attacks by third parties or similar disruptive problems. Any compromise of our security, whether as a result of our own systems or systems that they interface with, could reduce demand for our services.

         Our products provide applications that relate to patient medication histories and treatment plans. Any failure by our products to provide and maintain accurate, secure and timely information could result in product liability claims against us by our clients or their affiliates or patients. We maintain insurance that we believe currently is adequate to protect against claims associated with the use of our products, but there can be no assurance that our insurance coverage would adequately cover any claim asserted against us. A successful claim brought against us in excess of our insurance coverage could have a material adverse effect on our results of operations, financial condition and/or business. Even unsuccessful claims could result in the expenditure of funds in litigation, as well as diversion of management time and resources. Certain of our products are subject to compliance with HIPAA. Failure to comply with HIPAA may have a material adverse effect on our business.

         Government regulation of healthcare and healthcare information technology, are in a period of ongoing change and uncertainty and creates risks and challenges with respect to our compliance efforts and our business strategies. The healthcare industry is highly regulated and is subject to changing political, regulatory and other influences. Federal and state legislatures and agencies periodically consider programs to reform or revise the United States healthcare system. These programs may contain proposals to increase governmental involvement in healthcare or otherwise change the environment in which healthcare industry participants operate. Particularly, compliance with HIPAA and related regulations are causing the healthcare industry to incur substantial cost to change its procedures. Healthcare industry participants may respond by reducing their investments or postponing investment decisions, including investments in our products and services. Although we expect these regulations to have the beneficial effect of spurring adoption of our software products, we cannot predict with any certainty what impact, if any, these and future healthcare reforms might have on our business. Existing laws and regulations also could create liability, cause us to incur additional cost or restrict our operations. The effect of HIPAA on our business is difficult to predict and there can be no assurance that we will adequately address the business risks created by the HIPAA. We may incur significant expenses relating to compliance with HIPAA. Furthermore, we are unable to predict what changes to HIPAA, or the regulations issued pursuant to HIPAA, might be made in the future or how those changes could affect our business or the costs of compliance with HIPAA.

         Government regulation of the Internet could adversely affect our business. The Internet and its associated technologies are subject to government regulation. Our failure to accurately anticipate the application of applicable laws and regulations, or any other failure to comply, could create liability for us, result in adverse publicity, or negatively affect our business. In addition, new laws and regulations may be adopted with respect to the Internet or other online services covering user privacy, patient confidentiality, consumer protection and other services. We cannot predict whether these laws or regulations will change or how such changes will affect our business. Government regulation of the Internet could limit the effectiveness of the Internet for the methods of healthcare e-commerce that we are providing or developing or even prohibit the sale of particular products and services.

         Our Internet-based services are dependent on the development and maintenance of the Internet infrastructure and data storage facilities maintained by third parties. Our ability to deliver our Internet-based products and services is dependent on the development and maintenance of the infrastructure of the Internet and the maintenance of data storage facilities by third parties. This includes maintenance of a reliable network backbone and data storage facilities with the necessary speed, data capacity and security, as well as timely development of complementary products such as high-speed modems, for providing reliable Internet access and services. If the Internet continues to experience increased usage, the Internet infrastructure may be unable to support the demands placed on it. In addition, the performance of the Internet may be harmed by increased usage. The Internet has experienced a variety of outages and other delays as a result of damages to portions of its infrastructure, and it could face outages and delays in the future. These outages and delays could reduce the level of Internet usage as well as the availability of the Internet to us for delivery of our Internet-based products and services.

         Some of our products and services will not be widely adopted until broadband connectivity is more generally available. Some of our products and services and planned services require a continuous broadband connection between the physician's office or other healthcare provider facilities and the Internet. The availability of broadband connectivity varies widely from location to location and even within a single geographic area. The future availability of broadband connections is unpredictable and is not within our control. While we expect that many physician's offices and other healthcare provider facilities will remain without ready access to broadband connectivity for some period of time, we cannot predict how long that will be. Accordingly, the lack of these broadband connections will continue to place limitations on the number of sites that are able to utilize our Internet-based products and services and the revenue we can expect to generate form those products and services.

         Compliance with legal and regulatory requirements will be critical to LifeRamp's operations, if any. If we, directly or indirectly through our subsidiaries, erroneously disclose information that could be confidential and/or protected health information, we could be subject to legal action by the individuals involved, and could possibly be subject to criminal sanctions. In addition, if LifeRamp is launched and fails to comply with applicable insurance and consumer lending laws, states could bring actions to enforce statutory requirements, which could limit its business practices in such states, including, without limitation, limiting or eliminating its ability to charge or collect interest on its loans or related fees, or limit or eliminate its ability to secure its loans with its borrowers' life insurance policies. Any such actions if commenced, would have a material and adverse impact on LifeRamp's business, operations and financial condition.

         We have been granted certain patent rights, trademarks and copyrights relating to our software. However, patent and intellectual property legal issues for software programs, such as the our products, are complex and currently evolving. Since patent applications are secret until patents are issued in the United States, or published in other countries, we cannot be sure that we are first to file any patent application. In addition, there can be no assurance that competitors, many of which have far greater resources than we do, will not apply for and obtain patents that will interfere with our ability to develop or market product ideas that we have originated. Furthermore, the laws of certain foreign countries do not provide the protection to intellectual property that is provided in the United States, and may limit our ability to market our products overseas. We cannot give any assurance that the scope of the rights we have are broad enough to fully protect our technology from infringement.

         Litigation or regulatory proceedings may be necessary to protect our intellectual property rights, such as the scope of our patent. Such litigation and regulatory proceedings are very expensive and could be a significant drain on our resources and divert resources from product development. There is no assurance that we will have the financial resources to defend our patent rights or other intellectual property from infringement or claims of invalidity. We have been notified by a party that it believes our pharmacy product may infringe on patents that it holds. We have retained patent counsel who has made a preliminary investigation and determined that our product does not infringe on the identified patents. At this time no legal action has been instituted.

         We also rely upon unpatented proprietary technology and no assurance can be given that others will not independently develop substantially equivalent proprietary information and techniques or otherwise gain access to or disclose our proprietary technology or that we can meaningfully protect our rights in such unpatented proprietary technology. No assurance can be given that efforts to protect such information and techniques will be successful. The failure to protect our intellectual property could have a material adverse effect on our operating results, financial position and business.

         As of March 31, 2004, we had 170,385,934 outstanding shares of common stock and 51,111,982 shares of common stock reserved for issuance upon the exercise of options, warrants, and shares of our convertible preferred stock and convertible debentures outstanding on such date. Most of these shares will be immediately saleable upon exercise or conversion under registration statements we have filed with the SEC. The exercise prices of options, warrants or other rights to acquire common stock presently outstanding range from $0.01 per share to $4.97 per share. During the respective terms of the outstanding options, warrants, preferred stock and other outstanding derivative securities, the holders are given the opportunity to profit from a rise in the market price of our common stock, and the exercise of any options, warrants or other rights may dilute the book value per share of our common stock and put downward pressure on the price of our common stock. The existence of the options, conversion rights, or any outstanding warrants may adversely affect the terms on which we may obtain additional equity financing. Moreover, the holders of such securities are likely to exercise their rights to acquire common stock at a time when we would otherwise be able to obtain capital on terms more favorable than could be obtained through the exercise or conversion of such securities.

         We have raised substantial amounts of capital in private placements from time to time. The securities offered in such private placements were not registered with the SEC or any state agency in reliance upon exemptions from such registration requirements. Such exemptions are highly technical in nature and if we inadvertently failed to comply with the requirements of any of such exemptive provisions, investors would have the right to rescind their purchase of our securities or sue for damages. If one or more investors were to successfully seek such rescission or prevail in any such suit, we could face severe financial demands that could materially and adversely affect our financial position. Financings that may be available to us under current market conditions frequently involve sales at prices below the prices at which our common stock currently trades on the American Stock Exchange, as well as the issuance of warrants or convertible securities at a discount to market price.

         Investors in our securities may suffer dilution. The issuance of shares of common stock, or shares of common stock underlying warrants, options or preferred stock or convertible notes will dilute the equity interest of existing stockholders and could have a significant adverse effect on the market price of our common stock. The sale of common stock acquired at a discount could have a negative impact on the market price of our common stock and could increase the volatility in the market price of our common stock. In addition, we may seek additional financing which may result in the issuance of additional shares of our common stock and/or rights to acquire additional shares of our common stock. The issuance of our common stock in connection with such financing may result in substantial dilution to the existing holders of our common stock. Those additional issuances of common stock would result in a reduction of your percentage interest in our company.

         Historically, our common stock has experienced significant price fluctuations. One or more of the following factors influence these fluctuations:

            o unfavorable announcements or press releases relating to the technology sector;

            o regulatory, legislative or other developments affecting us or the healthcare industry generally;

            o conversion of our preferred stock and convertible debt into common stock at conversion rates based on then current market prices or discounts to market prices of our common stock and exercise of options and warrants at below current market prices;

            o sales by those financing our company through convertible securities the underlying common stock of which have been registered with the SEC and may be sold into the public market immediately upon conversion; and

            o market conditions specific to technology and internet companies, the healthcare industry and general market conditions.

         In addition, in recent years the stock market has experienced significant price and volume fluctuations. These fluctuations, which are often unrelated to the operating performance of specific companies, have had a substantial effect on the market price for many healthcare related technology companies. Factors such as those cited above, as well as other factors that may be unrelated to our operating performance, may adversely affect the price of our common stock.

         We have not had earnings, but if earnings were available, it is our general policy to retain any earnings for use in our operations. Therefore, we do not anticipate paying any cash dividends on our common stock in the foreseeable future despite the recent reduction of the federal income tax rate on dividends. Any payment of cash dividends on our common stock in the future will be dependent upon our financial condition, results of operations, current and anticipated cash requirements, preferred rights of holders of preferred stock, plans for expansion, as well as other factors that our Board of Directors deems relevant. We anticipate that our future financing agreements may prohibit the payment of common stock dividends without the prior written consent of those investors.

         We may have to lower prices or spend more money to compete effectively against companies with greater resources than us, which could result in lower revenues. The eventual success of our products in the marketplace will depend on many factors, including product performance, price, ease of use, support of industry standards, competing technologies and customer support and service. Given these factors we cannot assure you that we will be able to compete successfully. For example, if our competitors offer lower prices, we could be forced to lower prices which could result in reduced or negative margins and a decrease in revenues. If we do not lower prices we could lose sales and market share. In either case, if we are unable to compete against our main competitors, which include established companies with significant financial resources, we would not be able to generate sufficient revenues to grow our company or reverse our history of operating losses. In addition, we may have to increase expenses to effectively compete for market share, including funds to expand our infrastructure, which is a capital and time intensive process. Further, if other companies choose to aggressively compete against us, we may have to increase expenses on advertising, promotion, trade shows, product development, marketing and overhead expenses, hiring and retaining personnel, and developing new technologies. These lower prices and higher expenses would adversely affect our operations and cash flows.

         As with any business, growth in absolute amounts of selling, general and administrative expenses or the occurrence of extraordinary events could cause actual results to vary materially and adversely from the results contemplated by the forward-looking statements. Budgeting and other management decisions are subjective in many respects and thus susceptible to incorrect decisions and periodic revisions based on actual experience and business developments, the impact of which may cause us to alter our marketing, capital expenditures or other budgets, which may, in turn, affect our results of operations. Assumptions relating to the foregoing involve judgments with respect to, among other things, future economic, competitive and market conditions, and future business decisions, all of which are difficult or impossible to predict accurately and many of which are beyond our control. Although we believe the assumptions underlying the forward-looking statements are reasonable, any of the assumptions could prove inaccurate, and therefore, there can be no assurance that the results contemplated in the forward-looking statements will be realized.

         In light of the significant uncertainties inherent in the forward-looking information included herein, the inclusion of such information should not be regarded as a representation by us or any other person that our objectives or plans for the Company will be achieved.

                           FORWARD-LOOKING STATEMENTS

         Certain information contained in this prospectus and the documents incorporated by reference into this prospectus include forward-looking statements (as defined in Section 27A of the Securities Act and Section 21E of the Securities Exchange Act), which mean that they relate to events or transactions that have not yet occurred, our expectations or estimates for our future operations, our growth strategies or business plans or other facts that have not yet occurred. Such statements can be identified by the use of forward-looking terminology such as "might," "may," "will," "could," "expect," "anticipate," "estimate," "likely," "believe," or "continue" or the negative thereof or other variations thereon or comparable terminology. The above risk factors contain discussions of important factors that should be considered by prospective investors for their potential impact on forward-looking statements included in this prospectus and in the documents incorporated by reference into this prospectus. These important factors, among others, may cause actual results to differ materially and adversely from the results expressed or implied by the forward-looking statements.

                                 USE OF PROCEEDS

         The selling security holders will receive the net proceeds from the sale of shares. We will not receive any of the proceeds from any sale of the shares by the selling security holders. However, we will receive the proceeds from the cash exercise of warrants to purchase certain of the shares offered hereunder. If all warrants covered hereby are exercised for cash in accordance with their terms, we would receive gross proceeds of $2,813,496.10. Any such gross proceeds will be used for working capital purposes.

                         DESCRIPTION OF THE TRANSACTIONS

         On October 1, 2002, we entered into a Consulting Agreement with Mr. Benjamin Mayer, which agreement was amended by our mutual agreement on December 4, 2003 (as amended, the "Consulting Agreement"), whereby Mr. Mayer agreed to perform financial advisory services to us. In connection with the Consulting Agreement, as a portion of compensation owed to Mr. Mayer and in addition to payment in cash of $100,000 from us to Mr. Mayer, we agreed to issue to Mayer & Associates LLC, an entity owned and controlled by Mr. Mayer, warrants to purchase an aggregate of 173,912 shares of our common stock exercisable at $0.80 cents per share for a five-year term. In connection with the issuance of warrants, we agreed to register the shares underlying the warrants with the SEC on a registration statement (of which this prospectus forms a part).

         On November 25 and November 26, 2003, we entered into private placement transactions with three individual accredited investors, whereby we sold an aggregate of 15,624 units at a purchase price of $4.80 per unit. Each unit consisted of ten shares of common stock and warrants to purchase two shares of common stock exercisable at $0.82 cents per share. The warrants are exercisable for a five-year term. The aggregate number of shares of common stock sold in the private placement transactions was 156,240 and warrants to purchase 31,248 shares of common stock. We received aggregate gross proceeds of $75,000 as a result of these private placements. We agreed to register the shares of common stock and shares underlying the warrants on a registration statement (of which this prospectus forms a part).

         On December 23, 2003 through January 15, 2004, we entered into private placement transactions with four individual accredited investors and one entity which also was an accredited investor, whereby we sold an aggregate of 203,750 units at a purchase price of $4.00 per unit. Each unit consisted of ten shares of common stock and warrants to purchase two shares of common stock exercisable at $0.60 cents per share. The warrants are exercisable for a five-year term. The aggregate number of shares of common stock sold in the private placement transactions was 2,037,500 and warrants to purchase 407,500 shares of common stock. We received aggregate gross proceeds of $815,000 as a result of these private placements. We agreed to register the shares of common stock and shares underlying the warrants on a registration statement (of which this prospectus forms a part).

         On March 4, 2004, we entered into a Common Stock and Warrant Purchase Agreement (the "March Agreement") with Hilltop Services Ltd. ("Hilltop"), a non-US based accredited investor, which is not affiliated with the Company. Under the terms of the March Agreement, we sold to Hilltop an aggregate of 10,869,565 shares of Common Stock for the purchase price of $5,000,000. In addition, we issued to Hilltop warrants to purchase an aggregate of 2,173,913 shares of our common stock, which are exercisable at $0.80 cents per share. The warrants have a term of five years. If we enter into a transaction at a purchase price per share less than $0.46 cents per share within forty-five days following the effective date of the registration statement which includes the shares and warrants issued to Hilltop, we may be required to issue additional shares of common stock to Hilltop. In connection with the potential issuance of additional shares, we have agreed to register 200% of the number of shares issued to Hilltop on a registration statement (of which this prospectus forms a part). Although there can be no assurances that we will not issue additional shares of our common stock at a price below $0.46 cents per share, we have no current plans or agreements to sell or issue any shares of our common stock at or below such price.

         Pursuant to the Registration Rights Agreement entered into concurrently with the March Agreement, we have agreed to register the shares of common stock underlying the common stock and warrants with the SEC on a registration statement (of which this prospectus forms a part) and to pay to Hilltop liquidated damages if the registration statement is not filed on or before April 15, 2004 and/or is not declared effective within 120 days following the date of our agreement, an amount equal to 1 1/2% of the purchase price for each 30 day period (or portion thereof) of delayed effectiveness.

         vFinance Investments, Inc. served as placement agent for sale of the common stock under the March Agreement. As part of vFinance's compensation, two of vFinance's managing directors, Richard Rosenblum and David Stefansky, received an aggregate of 406,956 shares of common stock and warrants to purchase an aggregate of 81,392 shares of common stock. In connection with this financing transaction, vFinance received warrants to purchase 311,251 shares of our common stock, at an exercise price of $0.80 cents per share. vFinance distributed to each of Messrs. Rosenblum and Stefanksy, respectively, warrants to purchase 219,374 shares of our common stock at an exercise price of $0.80 cents. Each of the warrants has a term of five years and terms and conditions identical to those issued to Hilltop in the March Agreement. Pursuant to the Registration Rights Agreement entered into concurrently with the March Agreement, we agreed to register the shares of common stock and the shares of common stock underlying the warrants on a registration statement (of which this prospectus is a part).

         Reference is made to the Consulting Agreement, the March Agreement, the Warrants, and the Registration Rights Agreement that are filed as exhibits, or incorporated by reference, to the Registration Statement for more complete descriptions of the provisions that are summarized under this caption.

                              SELLING STOCKHOLDERS

         The following table sets forth the shares beneficially owned, as of April 19, 2004, by the selling stockholders prior to the offering contemplated by this prospectus, the number of shares each selling stockholder is offering by this prospectus and the number of shares which each would own beneficially if all such offered shares are sold. The selling stockholders acquired their beneficial interests in the shares being offered hereby in transactions described under the heading "Description of the Transactions." Except as expressly set forth below, none of the selling stockholders is a registered broker-dealer or an affiliate of a registered broker-dealer. Each of the selling stockholders has acquired his, her or its shares solely for investment and not with a view to or for resale or distribution of such securities.

         Beneficial ownership is determined in accordance with SEC rules and includes voting or investment power with respect to the securities. However, each of the selling stockholders is subject to certain limitations on the exercise of their warrants, if any. The most significant of these limitations is that such selling stockholder may not exercise its warrants, if such exercise would cause such holder's beneficial ownership of our common stock (excluding shares underlying any of their or unexercised warrants) to exceed 4.99% of the outstanding shares of common stock.

                                                                                   Number of
                                                                                   Shares of      Percentage of
                                     Shares of Common                            Common Stock     Common Stock
                                     Stock Owned Prior      Shares of Common      Owned After      Owned After
       Name and Addresses               to Offering         Stock to be Sold     the Offering     the Offering
       ------------------            -----------------      ----------------     ------------     -------------

Hilltop Services Ltd. (1)                   13,043,478          13,043,478 (2)              0            0
Richard Rosenblum (3)                        1,113,548             463,548 (4)        650,000 (5)        *
David Stefansky (3)                          1,143,548             463,548 (4)        680,000 (5)        *
vFinance Investments, Inc. (6)                 723,672             311,251 (7)        412,421 (5)        *
Mayer & Associates LLC (8)                     782,130             173,912 (9)        608,218 (5)        *
Alan Smith (10)                                300,000             300,000 (11)             0            0
Arnold Kamhi (12)                              225,000             225,000 (13)             0            0
Dan & Fran Berrey Living Trust (14)            900,000             900,000 (15)             0            0
Lawrence Coben (16)                             62,496              62,496 (17)             0            0
Neil Berliner (18)                              62,496              62,496 (19)             0            0
Stifel Nicolaus (Custodian for
  Barry Olman IRA) (20)                         62,496              62,496 (21)             0            0
Thomas J. Meade Jr. (22)                       300,000             300,000 (23)             0            0
Black Hills Investment Corp. (24)              720,000             720,000 (25)             0            0


----------
* Less than 1%

(1) The selling stockholder advised us that the natural person having voting or dispositive power over such shares of common stock is Ms. Mary Lowenthal. The address of the selling stockholder is Mevot David 8, Ramat Gan, Israel.

(2) Includes 2,173,913 shares issuable upon exercise of warrants to purchase shares of common stock. The numbers on the table reflect the actual number of shares issued or issuable to the selling stockholder. We are registering 200% of the shares of common stock held by the selling stockholder to include other shares of our common stock which might be issuable to the selling stockholder under the terms of the agreements between us and the selling stockholder. See the sections of this prospectus titled "Description of the Transactions" for more information regarding our agreement with the selling stockholder.

(3) The selling stockholder is a Senior Vice President of vFinance Investments, Inc.

(4) Includes 260,070 shares issuable upon exercise of warrants to purchase shares of common stock.

(5) The selling stockholder may sell these shares pursuant to a separate registration statement which has been declared effective by the SEC.

(6) The selling stockholder is a registered broker-dealer, which acted as placement agent for the private placement to Hilltop Services Ltd. The selling stockholder advised us that the only natural persons having voting or dispositive power over such warrants and the related shares of common stock is Leonard Sokolow. The address of the selling shareholder is 3010 N. Military Trail, Suite 300, Boca Raton, FL 33431.

(7) Represents shares issuable on exercise of warrants issued to the placement agent.

(8) The selling stockholder advised us that the only natural person having voting or dispositive power over such shares is Mr. Benjamin Mayer. The address of the selling stockholder is 246 12th Street, Lakewood, New Jersey 08701.

(9) Represents shares issuable upon exercise of warrants to purchase shares of common stock.

(10) The address of the selling stockholder is 135 Sycamore Drive, East Hills, New York 11576.

(11) Includes 50,000 shares issuable upon exercise of warrants to purchase shares of common stock.

(12) The address of the selling stockholder is 27 Evans Drive, Brookville, New York 11545.

(13) Includes 37,500 shares issuable upon exercise of warrants to purchase shares of common stock.

(14) The address of the selling stockholder is P.O. Box 3500, No. 224, Sisters, Oregon 97759.

(15) Includes 150,000 shares issuable upon exercise of warrants to purchase shares of common stock.

(16) The address of the selling stockholder is 277 Fairfield Road, Suite 207, Fairfield, New Jersey 07004.

(17) Includes 10,416 shares issuable upon exercise of warrants to purchase shares of common stock.

(18) The address of the selling stockholder is 3194 Jason Drive, Bellmore, New York 11710.

(19) Includes 10,416 shares issuable upon exercise of warrants to purchase shares of common stock.

(20) The address of the selling stockholder is 501 North Broadway, St. Louis, MO 63102.

(21) Includes 10,416 shares issuable upon exercise of warrants to purchase shares of common stock.

(22) The address of the selling stockholder is 611 Jeanette Road, Endicott, New York 13760.

(23) Includes 50,000 shares issuable upon exercise of warrants to purchase shares of common stock.

(24) The address of the selling stockholder is 330 South Decatur Blvd. No. 1000, Las Vegas, Nevada 89107.

(25) Includes 50,000 shares issuable upon exercise of warrants to purchase shares of common stock.


Relationship Between Ramp and the Selling Stockholders

         Except as disclosed in this prospectus, none of the selling stockholders are affiliates or controlled by our affiliates. Except as disclosed in this prospectus, none of the selling stockholders are now or were at any time in the past an officer or director of ours or any of any of our predecessors or affiliates. We have separate contractual obligations to file this registration statement (of which this prospectus forms a part) with each of the selling stockholders.

                            DESCRIPTION OF SECURITIES

         Our authorized capital consists of 400,000,000 shares of common stock, par value $.001 per share, and 2,500,000 shares of preferred stock, par value $1.00 per share. As of March 31, 2004, we had outstanding 170,385,934 shares of common stock and 1 share of 1996 Preferred Stock. As of such date, our common stock was held of record by approximately 460 persons and beneficially owned by approximately 10,000 persons.

Common Stock

         Each share of common stock is entitled to one vote at all meetings of stockholders. Stockholders are not permitted to accumulate votes in the election of directors. Currently, the Board of Directors consists of five directors, who serve for staggered terms of three years, with at least two directors elected at every annual meeting. We also currently have one vacancy on our Board of Directors. All shares of common stock are equal to each other with respect to liquidation rights and dividend rights. There are no preemptive rights to purchase any additional shares of common stock. In the event of our liquidation, dissolution or winding up, holders of the common stock will be entitled to receive on a pro rata basis all of our assets remaining after satisfaction of all liabilities and preferences of the outstanding preferred stock.

Preferred Stock

         We are authorized to issue up to 2,500,000 shares of preferred stock. Our preferred stock may be issued in one or more series, the terms of which may be determined at the time of issuance by our Board of Directors, without further action by stockholders and may include voting rights (including the right to vote as a series on particular matters), preferences as to dividends and liquidation, conversion, redemption rights and sinking fund provisions. The issuance of preferred stock could reduce the rights, including voting rights, of the holders of common stock, and, therefore, reduce the value of our common stock. In particular, specific rights granted to future holders of preferred stock could be used to restrict our ability to merge with or sell our assets to a third party, thereby preserving control of Ramp Corporation by existing management.

Transfer Agent and Registrar

         We have retained Computershare Trust Company, Inc., 350 Indiana Street, Suite 800, Golden, Colorado 80401, as Transfer Agent and Registrar, for our common stock. Computershare Trust Company's telephone number is (303) 262-0600.

                              PLAN OF DISTRIBUTION

         The selling security holders and any of their pledgees, donees, assignees and successors-in-interest may, from time to time, sell any or all of their shares of common stock on any stock exchange, market or trading facility on which the shares are traded. These sales may be at fixed or negotiated prices. The selling security holders may use any one or more of the following methods when selling shares:

         o ordinary brokerage transactions and transactions in which the broker-dealer solicits purchasers;
         o block trades in which the broker-dealer will attempt to sell the shares as agent but may position and resell a portion of the block as principal to facilitate the transaction;
         o purchases by a broker-dealer as principal and resale by the broker-dealer for its account;
         o an exchange distribution in accordance with the rules of the applicable exchange;
         o     privately negotiated transactions;
         o short sales, but, if at all, only after the effectiveness of the Registration Statement and the approval for listing by the American Stock Exchange of the shares of common stock offered hereby;
         o broker-dealers may agree with the selling security holders to sell a specified number of such shares at a stipulated price per share;
         o     a combination of any such methods of sale; and
         o     any other method permitted pursuant to applicable law.

         The selling security holders may also sell shares under Rule 144 under the Securities Act of 1933, as amended (the "Securities Act"), if available, rather than under this prospectus.

         The selling security holders may also engage in short sales against the box, puts and calls and other transactions in our securities or derivatives of our securities and may sell or deliver shares in connection with these trades. The selling security holders may pledge their shares to their brokers under the margin provisions of customer agreements. If a selling stockholder defaults on a margin loan, the broker may, from time to time, offer and sell the pledged shares. We believe that the selling security holders have not entered into any agreements, understandings or arrangements with any underwriters or broker-dealers regarding the sale of their shares other than ordinary course brokerage arrangements, nor is there an underwriter or coordinating broker acting in connection with the proposed sale of shares by the selling security holders.

         Broker-dealers engaged by the selling security holders may arrange for other brokers-dealers to participate in sales. Broker-dealers may receive commissions or discounts from the selling security holders (or, if any broker-dealer acts as agent for the purchaser of shares, from the purchaser) in amounts to be negotiated. The selling security holders do not expect these commissions and discounts to exceed what is customary in the types of transactions involved.

         Selling security holders and any broker-dealers or agents that are involved in selling the shares may be deemed to be "underwriters" within the meaning of the Securities Act in connection with such sales. In such event, any commissions received by such broker-dealers or agents and any profit on the resale of the shares purchased by them may be deemed to be underwriting commissions or discounts under the Securities Act. If the selling security holders are deemed to be underwriters, the selling security holders may be subject to certain statutory and regulatory liabilities, including liabilities imposed pursuant to Sections 11, 12 and 17 of the Securities Act and Rule 10b-5 under the Exchange Act.

         We are required to pay all fees and expenses incident to the registration of the shares. Otherwise, all discounts, commissions or fees incurred in connection with the sale of the common stock offered hereby will be paid by the selling security holders.

         Upon our being notified by a selling stockholder that any material arrangement has been entered into with a broker-dealer for the sale of shares through a block trade, special offering, exchange distribution or secondary distribution or a purchase by a broker or dealer, a supplement to this prospectus will be filed, if required, pursuant to Rule 424(b) under the Securities Act, disclosing (i) the name of each such selling stockholder and of the participating broker-dealer(s), (ii) the number of shares involved, (iii) the price at which such shares were sold, (iv) the commissions paid or discounts or concessions allowed to such broker-dealer(s), where applicable, (v) that such broker-dealer(s) did not conduct any investigation to verify the information set out or incorporated by reference in this prospectus, and (vi) other facts material to the transaction.

         In order to comply with the securities laws of certain states, if applicable, the shares will be sold in such jurisdictions, if required, only through registered or licensed brokers or dealers. In addition, in certain states the shares may not be sold unless the shares have been registered or qualified for sale in such state or an exemption from registration or qualification is available and complied with.

         We advised the selling security holders that the anti-manipulative provisions of Regulation M promulgated under the Exchange Act may apply to their sales of the shares offered hereby.

                    INDEMNIFICATION OF OFFICERS AND DIRECTORS

         Section 145 of the General Corporation Law of the State of Delaware (the "DGCL") provides, in general, that a corporation incorporated under the laws of the State of Delaware, such as the registrant, may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding (other than a derivative action by or in the right of the corporation) by reason of the fact that such person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another enterprise, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding if such person acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe such person's conduct was unlawful. In the case of a derivative action, a Delaware corporation may indemnify any such person against expenses (including attorneys' fees) actually and reasonably incurred by such person in connection with the defense or settlement of such action or suit if such person acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of the corporation, except that no indemnification will be made in respect of any claim, issue or matter as to which such person will have been adjudged to be liable to the corporation unless and only to the extent that the Court of Chancery of the State of Delaware or any other court in which such action was brought determines such person is fairly and reasonably entitled to indemnity for such expenses.

         Our Certificate of Incorporation and Bylaws provide that we shall indemnify our directors, and officers, employees and agents to the extent and in the manner permitted by the provisions of the laws of the State of Delaware, as amended from time to time, subject to any permissible expansion or limitation of such indemnification, as may be set forth in any stockholders' or directors' resolution or by contract.

         Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers or persons controlling Ramp pursuant to the foregoing provisions, we have been informed that in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

                  WHERE YOU CAN FIND MORE INFORMATION ABOUT US

         We file reports, proxy statements, information statements and other information with the SEC. You may read and copy this information, for a copying fee, at the SEC's Public Reference Room at 450 Fifth Street, N.W., Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for more information on its public reference rooms. Our SEC filings are also available to the public from commercial document retrieval services, from the American Stock Exchange and at the web site maintained by the SEC at http://www.sec.gov.

         We have filed the Registration Statement under the Securities Act, with respect to the securities offered pursuant to this prospectus. This prospectus does not contain all of the information set forth in the Registration Statement, certain parts of which are omitted in accordance with the rules and regulations of the Commission. For further information, reference is made to the Registration Statement and the exhibits filed as a part thereof, which may be found at the locations and website referred to above.

                INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

         The Securities and Exchange Commission (the "SEC") allows us to "incorporate by reference" into this prospectus the information we file with the SEC, which means that we can disclose important information to you by referring to those documents. The information incorporated by reference is an important part of this prospectus. We incorporate by reference the following documents we filed with the SEC:

         o Our Annual Report on Form 10-K for the fiscal year ended December 31, 2003, filed April 14, 2004;
         o     Our Current  Report on Form 8-K/A,  filed on January 26,  2004;
         o Our Definitive Proxy Statement to Shareholders, dated April 4, 2003; and
         o     Our Definitive Proxy Statement to Shareholders, dated November 6,
               2003.

         We are also incorporating by reference additional documents that we may file with the Commission under Section 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act prior to the termination of this offering.

         If you are a stockholder, we may have sent you some of the documents incorporated by reference, but you can obtain any of them through the Commission or us. Documents incorporated by reference are available from us without charge, except exhibits, unless we have specifically incorporated by reference an exhibit into a document that this prospectus incorporates. Stockholders may obtain documents incorporated by reference into this prospectus by requesting them in writing or by telephone from:

                                Ramp Corporation
                               Investor Relations
                                 33 Maiden Lane
                            New York, New York 10038
                                 (212) 440-1500


                                  LEGAL MATTERS

         The validity of the shares of common stock offered hereby will be passed upon for us by Jenkens & Gilchrist Parker Chapin LLP, 405 Lexington Avenue, New York, New York.

                                     EXPERTS

         Our consolidated financial statements as of and for the year ended December 31, 2003 appearing in our 2003 Form 10-K have been audited by BDO Seidman, LLP, independent certified public accountants, as stated in their report appearing therein which contained an explanatory paragraph indicating that substantial doubt exists as to the Company's ability to continue as a going concern, and have been incorporated herein by reference in reliance upon the report of such firm given upon their authority as experts in accounting and auditing.

         Our consolidated financial statements as of December 31, 2002, and for each of the two years in the period ended December 31, 2002 appearing in our 2003 Form 10-K have been audited by Ehrhardt Keefe Steiner & Hottman PC, independent auditors, as stated in their report appearing therein, and have been incorporated herein by reference in reliance upon the report of such firm given upon their authority as experts in accounting and auditing.

         The financial statements of The Duncan Group, Inc. (d/b/a Frontline Physicians Exchange) as of and for the years ended December 31, 2002 and 2001, appearing in our current report on Form 8-K/A, filed on January 26, 2004, were audited by BDO Seidman, LLP, independent certified public accountants, as stated in their report appearing therein, and have been incorporated herein by reference in reliance upon the report of such firm given upon their authority as experts in accounting and auditing.

===========================================================    ======================================================

     We have not authorized any dealer,  salesperson or
any  other  person  to  give  any   information  or  to
represent  anything other than those  contained in this
prospectus  in  connection  with  the  offer  contained
herein, and, if given or made, you should not rely upon
such  information  or  representations  as having  been
authorized by Ramp  Corporation.  This  prospectus does                               28,364,746
not  constitute an offer of any  securities  other than                         SHARES OF COMMON STOCK
those  to which it  relates  or an offer to sell,  or a
solicitation  of an  offer  to buy,  those  to which it
relates  in any  state to any  person to whom it is not
lawful to make such offer in such state.  The  delivery
of this  prospectus at any time does not imply that the
information  herein is correct as of any time after the
date of this prospectus.


                                                                                   RAMP CORPORATION


                    TABLE OF CONTENTS

                                                    Page

PROSPECTUS SUMMARY....................................3
RISK FACTORS..........................................4
FORWARD-LOOKING STATEMENTS...........................12
USE OF PROCEEDS......................................12
DESCRIPTION OF THE TRANSACTIONS......................12
SELLING STOCKHOLDERS.................................13
DESCRIPTION OF SECURITIES............................16
PLAN OF DISTRIBUTION.................................17
INDEMNIFICATION OF OFFICERS AND DIRECTORS............18                               ____________
WHERE YOU CAN FIND MORE INFORMATION ABOUT US.........19
INCORPORATION OF CERTAIN INFORMATION BY REFERENCE....19                                PROSPECTUS
LEGAL MATTERS........................................20                               ____________
EXPERTS..............................................20






                                                                                  April ___, 2004

===========================================================    ======================================================

                                     PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14.    Other Expenses of Issuance and Distribution.

         The following is a list of the estimated expenses to be incurred by the Registrant in connection with the issuance and distribution of the shares being registered hereby.

Securities and Exchange Commission registration fee.             $   1,986.90
Printing and engraving expenses.                                     1,000.00
Legal fees and expenses.                                            25,000.00
Accounting fees and expenses.                                       10,000.00
Transfer Agent and Trustee fees and expenses.                        1,000.00
Miscellaneous.                                                      20,000.00

Total.                                                           $  58,986.90

Item 15.    Indemnification of Directors and Officers.

         Section 145 of the General Corporation Law of the State of Delaware (the "DGCL") provides, in general, that a corporation incorporated under the laws of the State of Delaware, such as the registrant, may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding (other than a derivative action by or in the right of the corporation) by reason of the fact that such person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another enterprise, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding if such person acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe such person's conduct was unlawful. In the case of a derivative action, a Delaware corporation may indemnify any such person against expenses (including attorneys' fees) actually and reasonably incurred by such person in connection with the defense or settlement of such action or suit if such person acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of the corporation, except that no indemnification will be made in respect of any claim, issue or matter as to which such person will have been adjudged to be liable to the corporation unless and only to the extent that the Court of Chancery of the State of Delaware or any other court in which such action was brought determines such person is fairly and reasonably entitled to indemnity for such expenses.

         Our Certificate of Incorporation and Bylaws provide that we shall indemnify our directors, and officers, employees and agents to the extent and in the manner permitted by the provisions of the laws of the State of Delaware, as amended from time to time, subject to any permissible expansion or limitation of such indemnification, as may be set forth in any stockholders' or directors' resolution or by contract.

         Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers or persons controlling Ramp pursuant to the foregoing provisions, we have been informed that in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

Item 16.    Exhibits.

Exhibit
Number      Description
-------     -----------

4.1 Common Stock and Warrant Purchase Agreement, dated March 4, 2004, relating to the sale of Stock by and between the Company and Hilltop Services Ltd. ("Hilltop") (Incorporated by reference to Exhibit 4.34 to the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 2003 (the "2003 Form 10-K")).

4.2 Warrant issued to Hilltop at an exercise price of $0.80 cents (Incorporated by reference to Exhibit 4.36 to the 2003 Form 10-K).

4.3 Warrant issued to vFinance Investments, Inc. at an exercise price of $0.80 cents (Incorporated by reference to Exhibit 4.36 to the 2003 Form 10-K).

4.4 Warrant issued to David Stefansky at an exercise price of $0.80 cents (Incorporated by reference to Exhibit 4.36 to the 2003 Form 10-K).

4.5 Warrant issued to Richard Rosenblum at an exercise price of $0.80 cents (Incorporated by reference to Exhibit 4.36 to the 2003 Form 10-K).

4.6 Registration Rights Agreement, dated March 4, 2003, by and between the Company and Hilltop (Incorporated by reference to Exhibit 4.35 to the 2003 Form 10-K).

4.7 Consulting Agreement, dated as of October 1, 2002, by and between the Company and Mr. Benjamin Mayer, as amended on December 4, 2003 (Incorporated by reference to Exhibit 4.30 to the 2003 Form 10-K).

4.8 Warrant issued to Mayer & Associates LLC at an exercise price of $0.80 cents (Incorporated by reference to Exhibit 4.36 to the 2003 Form 10-K).

4.9         Stock  Purchase   Agreement  and  Warrant  issued  to  each  of  the
            accredited investors in private placement transactions (Incorporated by reference to Exhibit 4.33 to the 2003 Form 10-K).

5.1         Opinion of Jenkens & Gilchrist Parker Chapin LLP.

23.1        Consent of Ehrhardt Keefe Steiner & Hottman PC.

23.2        Consent of BDO Seidman, LLP.

23.3        Consent of  Jenkens &  Gilchrist  Parker  Chapin  LLP  (included  in
            Exhibit 5.1).

24.1        Power of Attorney (included on signature page).

Item 17.    Undertakings.

         The undersigned Registrant hereby undertakes:

         (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

               (a) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

               (b) To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective Registration Statement;

               (c) To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

         provided, however, that clauses (a) and (b) do not apply if the information required to be included in a post-effective amendment by such clauses is contained in periodic reports filed with or furnished to the Securities and Exchange Commission by the Registrant pursuant to
         Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the Registration Statement.

         (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (3)   To  remove  from   registration  by  means  of  a  post-effective
               amendment any of the securities being registered which remain unsold at the termination of the offering.

         (4) That, for purposes of determining any liability under the Securities Act, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the provisions described under Item 15 above, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities, other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding, is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

         The undersigned Registrant hereby undertakes that:

         (1) For purposes of determining any liability under the Securities Act of 1933, the information omitted from the form of prospectus filed as part of this Registration Statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this Registration Statement as of the time it was declared effective.

         (2) For the purpose of determining any liability under the Securities Act of 1933, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (3) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to section 13(a) or section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to section 15(d) of the Exchange Act) that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement on Form S-3 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, State of New York, on April 22, 2004.

                                                RAMP CORPORATION

                                                By: /s/ Darryl R. Cohen
                                                   -----------------------------
                                                    Darryl R. Cohen
                                                    Chief Executive Officer

         Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.

         KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below in so signing also makes, constitutes and appoints Darryl R. Cohen and Andrew Brown his or her true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him or her and in his or her name, place, and stead, in any and all capacities, to sign and file Registration Statement(s) and any and all pre- or post-effective amendments to such
Registration Statement(s), with all exhibits thereto and hereto, and other documents with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent, and each of them, full power and authority to do and perform each and every act and thing requisite or necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his substitutes, may lawfully do or cause to be done by virtue hereof.


Signature                   Title                                                        Date
----------                  ------                                                       ----

/s/ Darryl R. Cohen
--------------------        Chairman, Chief Executive Officer and Director (Principal    April 22, 2004
Darryl R. Cohen             Executive Officer)

/s/ Mitchell Cohen
--------------------        Chief Financial Officer, Executive Vice President and        April 22, 2004
Mitchell Cohen              Secretary (Principal Financial and Accounting Officer)

/s/ Andrew Brown
--------------------        President and Director                                       April 22, 2004
Andrew Brown


--------------------        Director                                                     April 22, 2004
Steve Berger


--------------------        Director                                                     April 22, 2004
Richard Kellner

/s/ Jeffrey A. Stahl
--------------------        Director                                                     April 22, 2004
Jeffrey A. Stahl









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